Exhibit 5

February 28, 2008

Board of Directors

Genworth Life and Annuity Insurance Company

6610 West Broad Street

Richmond, Virginia 23230

Capital Brokerage Corporation

6620 West Broad Street, Building 2

Richmond, Virginia 23230

Ladies and Gentlemen:

I, Heather C. Harker, as Associate General Counsel of Genworth Life and Annuity Insurance Company, a stock life insurance company operating under a charter granted by the Commonwealth of Virginia (“GLAIC”), am delivering this opinion in connection with Certificates issued pursuant to a Guaranteed Income Annuity Contract.

GLAIC filed a Registration Statement on Form S-1 (File No. 333-143494), on June 4, 2007, as amended by Amendment No. 1, filed on October 30, 2007 and Amendment No. 2 filed on February 29, 2008 (including all documents incorporated by reference therein, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). The Registration Statement includes a prospectus (including the documents incorporated by reference therein, the “Prospectus”). In addition, the Registration Statement includes certain other exhibits relevant to the issuance of the Certificates.

I or other attorneys under my supervision have examined the Registration Statement and the following documents (items (i) through (v) are filed as Exhibits to the Registration Statement): (i) the Form of Distribution Agreement, (ii) the Form of Broker-Dealer Agreement, (iii) the Form of Administrative Services Agreement, (iv) the Group Guaranteed Income Annuity Contract and Certificates, (v) the Enrollment Form, and (vi) the Form of Advisory Services Agreement.

I or other attorneys under my supervision have also examined such other records, documents, certificates and other instruments that were necessary or appropriate to enable me to render the opinions expressed below. In rendering the opinions expressed below, I have assumed the due authorization, execution and delivery of all documents by the parties thereto, other than as to the due authorization, execution and delivery thereof by GLAIC, and the conformity to authentic, original documents of all documents submitted to me as certified, conformed or photostatic copies.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth below, I am of the opinion that:

1.	GLAIC is a corporation duly organized and validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.	GLAIC is a stock insurer licensed to transact life insurance and to issue annuity contracts and certificates agreements under Virginia law and is authorized under Virginia law (including without limitation, all necessary authority under applicable Virginia insurance laws and regulations, orders and interpretations of the Virginia Bureau of Insurance) to execute, deliver and perform its obligations under each Certificate, Form of Distribution Agreement, Form of Broker-Dealer Agreement, Form of Administrative Services Agreement, and Form of Advisory Services Agreement (to the extent, in each case, GLAIC is a party) (each, an “Agreement” and, collectively, the “Agreements”) and is lawfully qualified to do business in those jurisdictions in which business is conducted by it except where the failure to so qualify has and will have no material adverse effect on the business or financial condition of GLAIC.

3.	The execution, delivery and performance of each Agreement have been duly authorized by all necessary corporate action on the part of GLAIC.

4.	Upon (i) the issuance of the Contract and each Certificate by GLAIC and (ii) the delivery of the Contract and each Certificate by GLAIC against payment therefore as contemplated by (a) the Registration Statement, (b) the Prospectus and (c) the Distribution Agreement and Broker-Dealer Agreement, each Certificate constitutes a valid and binding obligation of GLAIC enforceable against it in accordance with its terms, except to the extent enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), including applicable insurance company insolvency laws.

5.

The execution and delivery of each Agreement by GLAIC and the consummation of the transactions contemplated thereby and compliance with the provisions thereof do not and will not (i) violate the articles of incorporation, bylaws or any other organizational document of GLAIC, (ii) result in any breach of, or constitute a default under, or result in the creation of any lien in respect of any property of GLAIC under any indenture, mortgage, deed of trust, credit agreement, or other agreement or instrument, to my knowledge after due inquiry, to which GLAIC or any of its respective properties may be bound or affected or (iii) result in a breach of any of the terms, conditions or provisions of any approval, permit order, writ, judgment or decree to which, to my knowledge after due inquiry, GLAIC is a party or by which, to my knowledge after due inquiry, it or any of its respective properties or assets are bound, or violate any Applicable Laws. For purposes of this paragraph 5, the term “Applicable Laws”: means the laws of the Commonwealth of Virginia and those federal laws of the United States of America which, in my experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Agreements (provided that the term “Applicable Laws” shall not include state securities or blue sky laws or any rules or regulations thereunder and any anti-fraud or similar laws, including Section 10(b) under the Securities Exchange Act of 1934, as amended, or any rules or regulations thereunder).

6.	No filing with or authorization, order, consent, permit or approval of any Virginia or United States federal governmental authority or agency or political subdivision thereof (other than any filing of any periodic report under the Securities Exchange Act of 1934, as amended, or any filing in connection with Rule 424 promulgated under the 1933 Act) is required on the part of GLAIC for the execution, delivery and performance of each Agreement that has not already been made or obtained.

7.	To my knowledge after due inquiry, there is no action, suit or proceeding pending or threatened against or affecting GLAIC at law or in equity before any court, arbitrator or administrative or governmental body that challenges the legality, validity or enforceability of any Agreement or the effectiveness of the Registration Statement.

8.	The discussion set forth under the caption “Taxation of the Certificate” (the “Discussion”) in the Registration Statement, subject to the qualifications set forth herein, constitutes the opinion of GLAIC’s internal tax counsel as to the material United States federal income tax consequences for purchasers of the Certificates. This opinion is not binding on the Internal Revenue Service or a court. In addition, I must note that the opinion represents merely our best legal judgment on the matters presented and that others may disagree with the conclusions expressed in the Discussion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with the opinion expressed in the Discussion if litigated.

I express no opinion herein other than as to the United States federal law and the law of the Commonwealth of Virginia. This opinion is rendered as of the date hereof and I assume no obligation to update or supplement this letter to reflect any circumstances, which, may hereafter come to my attention with respect to the opinion and statements set forth above, including any changes in applicable law which may hereafter occur.

This letter is being delivered solely for the benefit of the persons to whom it is addressed and may not be relied on in any manner for any other purpose or by any other person or transmitted to any other person, circulated, quoted or otherwise referred to for any other purpose, in any event without our prior consent; provided, that Sutherland Asbill & Brennan LLP may rely on this opinion.

I hereby consent to the reference of my name under the caption “Legal Matters” in the prospectus, filed as part of Pre-Effective Amendment No. 2 to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Heather C. Harker

Heather C. Harker

Associate General Counsel

Genworth Life and Annuity Insurance Company

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